                       Exhibit 99.1

Form 3 Joint Filer Information

Name:	Sapphire Direct Holdings RSC Ltd
Address:	Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/30/2026

Name:	Lunate Legacy II LP
Address:	Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/30/2026

Name:	Lunate Legacy II (GP) SPV Ltd
Address:	Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/30/2026

Name:	Lunate Holding RSC Ltd
Address:	Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/30/2026

Name:	Chimera Investment LLC
Address:	RG Procurement Restricted Limited, Building, East 0.48, Al Muntazah, Abu Dhabi Island, Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	06/30/2026